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FOR IMMEDIATE RELEASE
DATE: April 24, 2025

HERITAGE FINANCIAL ANNOUNCES FIRST QUARTER 2025 RESULTS AND DECLARES REGULAR CASH DIVIDEND OF $0.24 PER SHARE

First Quarter 2025 Highlights
•Net income was $13.9 million, or $0.40 per diluted share, compared to $11.9 million, or $0.34 per diluted share, for the fourth quarter of 2024.
~~•~~Results included a pre-tax loss on sale of securities of $3.9 million resulting in a negative impact of $0.09 per diluted share, which is the same impact as for the fourth quarter of 2024.
•Net interest margin increased to 3.44%, from 3.36% for the fourth quarter of 2024.
•Deposits increased $160.7 million, or 2.8% (11.4% annualized).
•Cost of interest bearing deposits decreased to 1.92%, from 1.98% for the fourth quarter of 2024.
•Expanded into Spokane, Washington with the hiring of three experienced commercial bankers.
~~•~~Declared a regular cash dividend of $0.24 per share on April 23, 2025.

Olympia, WA - Heritage Financial Corporation (Nasdaq GS: HFWA) (the “Company", ”we," or "us"), the parent company of Heritage Bank (the "Bank"), today reported net income of $13.9 million for the first quarter of 2025, compared to $11.9 million for the fourth quarter of 2024 and $5.7 million for the first quarter of 2024. Diluted earnings per share for the first quarter of 2025 were $0.40 compared to $0.34 for the fourth quarter of 2024 and $0.16 for the first quarter of 2024.
In the first quarter of 2025, the Company incurred a pre-tax loss of $3.9 million on the sale of investment securities in connection with the strategic repositioning of its balance sheet, which decreased diluted earnings per share by $0.09 for the quarter. The Company sold $60.9 million of investment securities with a book yield of 2.60%. Proceeds were used to purchase $28.2 million in investment securities with a book yield of 4.55% and fund new loans originated during the quarter.

Jeff Deuel, Chief Executive Officer of the Company, commented, "We are very pleased with our operating results for the first quarter, which included solid deposit growth, margin expansion and lower cost of deposits. In addition, we have maintained strong credit quality metrics including low levels of net charge-offs and nonaccrual loan balances. We continue to strategically reposition our balance sheet to improve future profitability and invest in new production teams with the most recent in the Spokane market, where we see significant opportunity to grow our business. Although these actions may impact current earnings, we believe future earnings will be enhanced and we are optimistic that the combination of our strong balance sheet and prudent risk management will provide sustainable long-term returns for our shareholders."

Financial Highlights
The following table provides financial highlights at the dates and for the periods indicated:

	As of or for the Quarter Ended
	March 31, 2025	December 31, 2024	March 31, 2024
	(Dollars in thousands, except per share amounts)
Net income	$13,911	$11,928	$5,748
Diluted earnings per share	$0.40	$0.34	$0.16
Return on average assets(2)	0.79%	0.66%	0.33%
Return on average common equity(2)	6.51	5.46	2.73
Return on average tangible common equity(1)(2)	9.22	7.81	4.07
Adjusted return on average tangible common equity(1)(2)	11.21	11.59	9.34
Net interest margin(2)	3.44	3.36	3.29
Cost of total deposits(2)	1.38	1.39	1.19
Efficiency ratio	71.9	69.3	83.0
Adjusted efficiency ratio(1)	67.3	64.4	68.9
Noninterest expense to average total assets(2)	2.36	2.20	2.29
Total assets	$7,129,862	$7,106,278	$7,091,283
Loans receivable	4,764,848	4,802,123	4,428,165
Total deposits	5,845,335	5,684,613	5,532,327
Loan to deposit ratio(3)	81.5%	84.5%	80.0%
Book value per share	$25.85	$25.40	$24.43
Tangible book value per share(1)	18.70	18.22	17.36
(1) Represents a non-GAAP financial measure. See “Non-GAAP Financial Measures” section for a reconciliation to the comparable GAAP financial measure.
(2) Annualized.
(3) Loans receivable divided by total deposits.

Balance Sheet
Cash and cash equivalents increased $131.6 million to $248.7 million at March 31, 2025 from $117.1 million at December 31, 2024 primarily due to deposit growth during the quarter.
Total investment securities decreased $53.8 million, or 3.7%, to $1.41 billion at March 31, 2025 from $1.47 billion at December 31, 2024. As previously noted, the Company sold $60.9 million of investment securities at a pre-tax loss of $3.9 million during the quarter as part of its strategic balance sheet repositioning. In addition, there were investment maturities and repayments of $36.8 million during the first quarter of 2025. The decrease was partially offset by investment security purchases of $28.2 million during the first quarter of 2025 and a $15.5 million decrease in unrealized losses on available for sale securities, due primarily to changes in market rates.
The following table summarizes the composition of the Company's investment securities portfolio at the dates indicated:

	March 31, 2025		December 31, 2024		Change
	Balance	% of Total	Balance	% of Total	$	%
	(Dollars in thousands)
Investment securities available for sale, at fair value:
U.S. government and agency securities	$11,436	0.8%	$12,544	0.9%	$(1,108)	(8.8)%
Municipal securities	50,725	3.6	50,942	3.5	(217)	(0.4)
Residential CMO and MBS(1)	356,860	25.2	369,331	25.2	(12,471)	(3.4)
Commercial CMO and MBS(1)	275,840	19.6	309,741	21.0	(33,901)	(10.9)
Corporate obligations	11,830	0.8	11,770	0.8	60	0.5
Other asset-backed securities	9,651	0.7	10,066	0.7	(415)	(4.1)
Total	$716,342	50.7%	$764,394	52.1%	$(48,052)	(6.3)%

	March 31, 2025		December 31, 2024		Change
	Balance	% of Total	Balance	% of Total	$	%
	(Dollars in thousands)
Investment securities held to maturity, at amortized cost:
U.S. government and agency securities	$151,246	10.7%	$151,216	10.3%	$30	—%
Residential CMO and MBS(1)	239,351	16.9	244,309	16.6	(4,958)	(2.0)
Commercial CMO and MBS(1)	306,964	21.7	307,760	21.0	(796)	(0.3)
Total	$697,561	49.3%	$703,285	47.9%	$(5,724)	(0.8)%

Total investment securities	$1,413,903	100.0%	$1,467,679	100.0%	$(53,776)	(3.7)%
    (1) U.S. government agency and government-sponsored enterprise CMO and MBS

Loans receivable decreased $37.3 million, or 0.8%, to $4.76 billion at March 31, 2025 from $4.80 billion at December 31, 2024. New loans funded declined during the first quarter of 2025 to $95.8 million, as compared to $181.0 million during the fourth quarter of 2024; however, new loan commitments increased during the first quarter of 2025 to $201.0 million compared to $179.4 million during the first quarter of 2024 and reflect the seasonality of loan originations. Loan prepayments increased to $79.9 million during the quarter, compared to $44.4 million the prior quarter. Loan payoffs also increased to $47.5 million, compared to $23.8 million the prior quarter.
Commercial and industrial loans increased $8.1 million, or 1.0%, due primarily to new loan production of $25.6 million during the quarter, partially offset by pay downs on outstanding balances. Owner-occupied commercial real estate ("CRE") loans decreased $18.0 million, or 1.8%, due primarily to pay downs on outstanding balances, offset partially by new loan production of $23.3 million during the quarter. Non-owner occupied CRE loans increased $6.7 million, or 0.3%, due primarily to new loan production of $33.3 million during the quarter, offset by pay downs on outstanding balances. Residential construction and commercial and multifamily construction loans decreased $26.2 million or 5.5% due to pay downs on outstanding balances.
The following table summarizes the Company's loans receivable at the dates indicated:

	March 31, 2025		December 31, 2024		Change
	Balance	% of Total	Balance	% of Total	$	%
	(Dollars in thousands)
Commercial business:
Commercial and industrial	$850,764	17.9%	$842,672	17.5%	$8,092	1.0%
Owner-occupied CRE	985,272	20.7	1,003,243	20.9	(17,971)	(1.8)
Non-owner occupied CRE	1,915,788	40.1	1,909,107	39.9	6,681	0.3
Total commercial business	3,751,824	78.7	3,755,022	78.3	(3,198)	(0.1)
Residential real estate	393,301	8.3	402,954	8.4	(9,653)	(2.4)
Real estate construction and land development:
Residential	76,108	1.6	83,890	1.7	(7,782)	(9.3)
Commercial and multifamily	377,100	7.9	395,553	8.2	(18,453)	(4.7)
Total real estate construction and land development	453,208	9.5	479,443	9.9	(26,235)	(5.5)
Consumer	166,515	3.5	164,704	3.4	1,811	1.1
Loans receivable	$4,764,848	100.0%	$4,802,123	100.0%	$(37,275)	(0.8)

Total deposits increased $160.7 million, or 2.8%, to $5.85 billion at March 31, 2025 from $5.68 billion at December 31, 2024. Non-maturity deposits increased by $152.7 million, or 3.2%, from December 31, 2024 due primarily to new accounts opened during the quarter and transfers of funds into existing accounts. Certificates of deposit increased $8.0 million, or 0.8%, to $985.3 million at March 31, 2025 from $977.3 million at December 31, 2024, primarily due to new accounts opened during the quarter.

The following table summarizes the Company's total deposits at the dates indicated:

	March 31, 2025		December 31, 2024		Change
	Balance	% of Total	Balance	% of Total	$	%
	(Dollars in thousands)
Noninterest demand deposits	$1,621,890	27.7%	$1,654,955	29.1%	$(33,065)	(2.0)%
Interest bearing demand deposits	1,525,522	26.1	1,464,129	25.8	61,393	4.2
Money market accounts	1,281,891	21.9	1,166,901	20.5	114,990	9.9
Savings accounts	430,749	7.4	421,377	7.4	9,372	2.2
Total non-maturity deposits	4,860,052	83.1	4,707,362	82.8	152,690	3.2
Certificates of deposit	985,283	16.9	977,251	17.2	8,032	0.8
Total deposits	$5,845,335	100.0%	$5,684,613	100.0%	$160,722	2.8%
Total borrowings decreased $118.6 million to $264.4 million at March 31, 2025 from $383.0 million at December 31, 2024. All outstanding borrowings at March 31, 2025 were with the Federal Home Loan Bank ("FHLB") and mature within one year.
Total stockholders' equity increased $18.0 million, or 2.1%, to $881.5 million at March 31, 2025 compared to $863.5 million at December 31, 2024 due primarily to $13.9 million of net income recognized for the quarter and an $11.9 million decrease in accumulated other comprehensive loss as a result of changes in market rates, offset partially by $8.3 million in dividends paid to common shareholders.
The Company and Bank continued to maintain capital levels in excess of the applicable regulatory requirements for them both to be categorized as “well-capitalized” at March 31, 2025.
The following table summarizes the capital ratios for the Company at the dates indicated:

	March 31, 2025	December 31, 2024
Stockholders' equity to total assets	12.4%	12.2%
Tangible common equity to tangible assets (1)	9.3	9.0
Common equity tier 1 capital ratio (2)	12.2	12.0
Leverage ratio (2)	10.2	10.0
Tier 1 capital ratio (2)	12.6	12.4
Total capital ratio (2)	13.6	13.3

(1) Represents a non-GAAP financial measure. See “Non-GAAP Financial Measures” section for a reconciliation to the comparable GAAP financial measure.
(2) Current quarter ratios are estimates pending completion and filing of the Company’s regulatory reports.

Allowance for Credit Losses and Provision for Credit Losses
The allowance for credit losses ("ACL") on loans as a percentage of loans receivable was 1.09% at March 31, 2025 and December 31, 2024. During the first quarter of 2025, the Company recorded a $9,000 reversal of provision for credit losses on loans, compared to a $1.1 million provision for credit losses on loans during the fourth quarter of 2024. The reversal of provision for credit losses on loans during the quarter was due primarily to a decline in loan balances. Net charge-offs for the first quarter of 2025 were $299,000.
During the first quarter of 2025, the Company recorded a $60,000 provision for credit losses on unfunded commitments compared to a $79,000 provision during the fourth quarter of 2024. The provision for credit losses on unfunded commitments during the first quarter of 2025 was due primarily to an increase in the unfunded exposure on loans.

The following table provides detail on the changes in the ACL on loans and the ACL on unfunded commitments, and the related provision for (reversal of) credit losses for the periods indicated:

	As of or for the Quarter Ended
	March 31, 2025			December 31, 2024			March 31, 2024
	ACL on Loans	ACL on Unfunded	Total	ACL on Loans	ACL on Unfunded	Total	ACL on Loans	ACL on Unfunded	Total
	(Dollars in thousands)
Balance, beginning of period	$52,468	$587	$53,055	$51,391	$508	$51,899	$47,999	$1,288	$49,287
(Reversal of) provision for credit losses	(9)	60	51	1,104	79	1,183	1,704	(312)	1,392
(Net charge-offs) / recoveries	(299)	—	(299)	(27)	—	(27)	33	—	33
Balance, end of period	$52,160	$647	$52,807	$52,468	$587	$53,055	$49,736	$976	$50,712

Credit Quality
The percentage of classified loans to loans receivable remained stable at 1.4% at March 31, 2025 and December 31, 2024. Classified loans include loans rated substandard or worse.
The following table illustrates total loans by risk rating and their respective percentage of total loans at the dates indicated:

	March 31, 2025		December 31, 2024
	Balance	% of Total	Balance	% of Total
	(Dollars in thousands)
Risk Rating:
Pass	$4,586,757	96.2%	$4,623,080	96.3%
Special Mention	113,704	2.4	110,725	2.3
Substandard	64,387	1.4	68,318	1.4
Total	$4,764,848	100.0%	$4,802,123	100.0%
Changes in nonaccrual loans during the periods indicated were as follows:

	Quarter Ended
	March 31, 2025	December 31, 2024	March 31, 2024
	(Dollars in thousands)
Balance, beginning of period	$4,079	$4,301	$4,468
Additions	832	160	593
Net principal payments and transfers to accruing status	(214)	(250)	(269)
Payoffs	(38)	(132)	—
Charge-offs	(221)	—	—
Balance, end of period	$4,438	$4,079	$4,792
Nonaccrual loans to loans receivable	0.09%	0.08%	0.11%

Liquidity
Total liquidity sources available at March 31, 2025 were $2.54 billion. This includes on- and off-balance sheet liquidity. The Company has access to FHLB advances and the Federal Reserve Bank ("FRB") Discount Window. The Company's available liquidity sources at March 31, 2025 represented a coverage ratio of 43.5% of total deposits and 109..3% of estimated uninsured deposits.

The following table summarizes the Company's available liquidity:

	Quarter Ended
	March 31, 2025	December 31, 2024
	(Dollars in thousands)
On-balance sheet liquidity
Cash and cash equivalents	$248,660	$117,100
Unencumbered investment securities available for sale (1)	698,132	746,163
Total on-balance sheet liquidity	$946,792	$863,263
Off-balance sheet liquidity
FRB borrowing availability	$365,624	$360,104
FHLB borrowing availability (2)	1,084,304	976,288
Fed funds line borrowing availability with correspondent banks	145,000	145,000
Total off-balance sheet liquidity	$1,594,928	$1,481,392
Total available liquidity	$2,541,720	$2,344,655
(1) Investment securities available for sale at fair value.
(2) Includes FHLB total borrowing availability of $1.35 billion at March 31, 2025 based on pledged assets, however, maximum credit capacity is 45% of the Bank's total assets one quarter in arrears or $3.20 billion.

Net Interest Margin and Net Interest Income
The net interest margin increased eight basis points to 3.44% during the first quarter of 2025 from 3.36% during the fourth quarter of 2024.
The yield on interest earning assets increased two basis points to 4.95% for the first quarter of 2025 compared to 4.93% for the fourth quarter of 2024 due to the change in mix of earning assets to higher yielding assets as average loan balances increased by $76.2 million while average balances of investment securities declined by $86.7 million. The yield on loans receivable decreased two basis points to 5.45% during the first quarter of 2025 compared to 5.47% during the fourth quarter of 2024 as loans indexed to Prime or SOFR repriced at lower rates due to reductions in the federal funds rate occurring late in the fourth quarter of 2024.
The cost of interest bearing deposits decreased six basis points to 1.92% for the first quarter of 2025 from 1.98% for the fourth quarter of 2024. This decrease was primarily due to a decrease in certificate of deposit rates during the quarter.
Net interest income decreased $73,000, or 0.1%, during the first quarter of 2025 compared to the fourth quarter of 2024 due primarily to the first quarter of 2025 including fewer days than the fourth quarter of 2024. Total interest expense decreased $1.5 million during the quarter offset by a decrease in total interest income of $1.6 million.
The net interest margin increased 15 basis points to 3.44% from 3.29% compared to the same period in the prior year. Net interest income increased $2.2 million, or 4.2%, during the first quarter of 2025 compared to the first quarter of 2024. The increase was due primarily to an increase in yields earned on interest earning assets following increases in market interest rates and a decrease in borrowing interest expense due to lower average borrowing balances, partially offset by an increase in deposit interest expense resulting from increased deposit average balances and rates.
The following table provides relevant net interest income information for the periods indicated:

	Quarter Ended
	March 31, 2025			December 31, 2024			March 31, 2024
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
	(Dollars in thousands)
Interest Earning Assets:
Loans receivable (2)(3)	$4,793,917	$64,436	5.45%	$4,717,748	$64,864	5.47%	$4,352,130	$57,862	5.35%
Taxable securities	1,427,976	11,739	3.33	1,514,210	12,510	3.29	1,810,709	14,834	3.29
Nontaxable securities (3)	15,686	139	3.59	16,138	146	3.60	21,302	181	3.42
Interest earning deposits	96,118	1,052	4.44	119,275	1,440	4.80	108,733	1,476	5.46
Total interest earning assets	6,333,697	77,366	4.95%	6,367,371	78,960	4.93%	6,292,874	74,353	4.75%
Noninterest earning assets	769,530			781,923			799,578
Total assets	$7,103,227			$7,149,294			$7,092,452
Interest Bearing Liabilities:
Certificates of deposit	$980,336	$9,670	4.00%	$947,929	$10,070	4.23%	$733,816	$7,671	4.20%

	Quarter Ended
	March 31, 2025			December 31, 2024			March 31, 2024
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
	(Dollars in thousands)
Savings accounts	426,321	293	0.28	432,287	280	0.26	475,075	230	0.19
Interest bearing demand and money market accounts	2,705,686	9,526	1.43	2,631,577	9,622	1.45	2,659,999	8,487	1.28
Total interest bearing deposits	4,112,343	19,489	1.92	4,011,793	19,972	1.98	3,868,890	16,388	1.70
Junior subordinated debentures	22,086	471	8.65	22,019	512	9.25	21,800	547	10.09
Borrowings	320,286	3,716	4.71	373,493	4,713	5.02	500,660	5,888	4.73
Total interest bearing liabilities	4,454,715	23,676	2.16%	4,407,305	25,197	2.27%	4,391,350	22,823	2.09%
Noninterest demand deposits	1,631,268			1,703,357			1,657,132
Other noninterest bearing liabilities	150,615			170,324			197,023
Stockholders’ equity	866,629			868,308			846,947
Total liabilities and stockholders’ equity	$7,103,227			$7,149,294			$7,092,452
Net interest income and spread		$53,690	2.79%		$53,763	2.66%		$51,530	2.66%
Net interest margin			3.44%			3.36%			3.29%
(1) Annualized; average balances are calculated using daily balances.
(2) Average loans receivable includes loans held for sale and loans classified as nonaccrual, which carry a zero yield. Interest earned on loans receivable includes the amortization of net deferred loan fees of $753,000, $878,000 and $809,000 for the first quarter of 2025, fourth quarter of 2024 and first quarter of 2024, respectively.
(3) Yields on tax-exempt loans and securities have not been stated on a tax-equivalent basis.

Noninterest Income
Noninterest income increased $613,000 to $3.9 million during the first quarter of 2025 from $3.3 million during the fourth quarter of 2024. The increase was due primarily to an increase in bank owned life insurance ("BOLI") income as the fourth quarter of 2024 BOLI income included $508,000 in costs related to a BOLI restructuring. Interest rate swap fees declined due to lower activity during the first quarter of 2025.
Noninterest income increased $6.8 million from the same period in 2024 due primarily to the decrease in loss resulting from the above-referenced sale of investment securities recognized in the first quarter of 2025 as part of the strategic repositioning of the balance sheet, compared to the loss recognized in the same quarter in 2024 in connection with the prior balance sheet repositioning transaction.
The following table presents the key components of noninterest income and the change for the periods indicated:

	Quarter Ended			Quarter Over Quarter Change		Prior Year Quarter Change
	March 31, 2025	December 31, 2024	March 31, 2024	$	%	$	%
	(Dollars in thousands)
Service charges and other fees	$2,975	$2,892	$2,788	$83	2.9%	$187	6.7%
Card revenue	1,733	1,849	1,839	(116)	(6.3)	(106)	(5.8)
Loss on sale of investment securities	(3,887)	(3,903)	(9,973)	16	0.4	6,086	61.0
Gain on sale of loans, net	—	—	26	—	—	(26)	(100.0)
Interest rate swap fees	—	357	—	(357)	(100.0)	—	—
Bank owned life insurance income	918	256	920	662	258.6	(2)	(0.2)
Gain on sale of other assets, net	3	23	—	(20)	(87.0)	3	—
Other income	2,161	1,816	1,500	345	19.0	661	44.1
Total noninterest income (loss)	$3,903	$3,290	$(2,900)	$613	18.6%	$6,803	234.6%

Noninterest Expense
Noninterest expense increased $1.8 million, or 4.7%, during the first quarter of 2025 from the fourth quarter of 2024 due primarily to an increase in compensation and employee benefits due to an increase in benefit costs and higher payroll taxes paid in the first quarter each year.

Noninterest expense increased $1.0 million, or 2.5%, during the first quarter of 2025 compared to the same period in 2024. Data processing expense increased due to annual cost increases and a $230,000 refund recognized in the first quarter of 2024 related to a contract termination.
The following table presents the key components of noninterest expense and the change for the periods indicated:

	Quarter Ended			Quarter Over Quarter Change		Prior Year Quarter Change
	March 31, 2025	December 31, 2024	March 31, 2024	$	%	$	%
	(Dollars in thousands)
Compensation and employee benefits	$25,799	$24,236	$25,476	$1,563	6.4%	$323	1.3%
Occupancy and equipment	4,926	4,742	4,932	184	3.9	(6)	(0.1)
Data processing	3,897	4,020	3,331	(123)	(3.1)	566	17.0
Marketing	335	405	211	(70)	(17.3)	124	58.8
Professional services	734	663	567	71	10.7	167	29.5
State/municipal business and use taxes	1,220	1,180	1,300	40	3.4	(80)	(6.2)
Federal deposit insurance premium	812	829	795	(17)	(2.1)	17	2.1
Amortization of intangible assets	303	399	421	(96)	(24.1)	(118)	(28.0)
Other expense	3,357	3,066	3,337	291	9.5	20	0.6
Total noninterest expense	$41,383	$39,540	$40,370	$1,843	4.7%	$1,013	2.5%

Income Tax Expense
Income tax expense decreased $2.2 million during the first quarter of 2025 to $2.2 million compared to $4.4 million for the fourth quarter of 2024. The decrease in income tax expense during the first quarter of 2025 compared to the prior quarter was primarily due to additional tax expense of $2.4 million related to the BOLI restructuring during the fourth quarter of 2024.
Income tax expense increased $1.1 million in the first quarter of 2025 compared to same period in 2024 due to higher pre-tax income during the first quarter of 2025.
The following table presents the income tax expense and related metrics and the change for the periods indicated:

	Quarter Ended			Change
	March 31, 2025	December 31, 2024	March 31, 2024	Quarter Over Quarter	Prior Year Quarter
	(Dollars in thousands)
Income before income taxes	$16,159	$16,330	$6,868	$(171)	$9,291
Income tax expense	$2,248	$4,402	$1,120	$(2,154)	$1,128
Effective income tax rate	13.9%	27.0%	16.3%	(13.1)%	(2.4)%

Dividends
On April 23, 2025, the Company’s Board of Directors declared a quarterly cash dividend of $0.24 per share. The dividend is payable on May 21, 2025 to shareholders of record as of the close of business on May 7, 2025.

Earnings Conference Call
The Company will hold a telephone conference call to discuss this earnings release on Thursday, April 24, 2025 at 10:00 a.m. Pacific time. To access the call, please dial (833) 470-1428 -- access code 817868 a few minutes prior to 10:00 a.m. Pacific time. The call will be available for replay through May 1, 2025 by dialing (866) 813-9403 -- access code 202025.
About Heritage Financial Corporation
Heritage Financial Corporation is an Olympia, Washington-based bank holding company with Heritage Bank, a full-service commercial bank, as its sole wholly-owned banking subsidiary. Heritage Bank has a network of 50 branches and one loan production office in Washington, Oregon and Idaho. Heritage Bank does business under the Whidbey Island Bank name on Whidbey Island, Washington. The Company's stock is traded on the Nasdaq Global Select Market under the symbol “HFWA.” More information about Heritage Financial Corporation can be found on its website at www.hf-wa.com and more information about Heritage Bank can be found on its website at www.heritagebanknw.com.

Contact
Jeff Deuel, Chief Executive Officer, (360) 943-1500
Bryan McDonald, President, (360) 943-1500
Don Hinson, Executive Vice President and Chief Financial Officer, (360) 943-1500

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as "believes," "expects," "anticipates," "estimates," “forecasts,” "intends," “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future or conditional verbs such as “may,” "will," “should,” "would," and "could," as well as the negative of such words. Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially, from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements include, but are not limited to, the following: potential adverse impacts to economic conditions nationally or in our local market areas, other markets where we have lending relationships, or other aspects of our business operations or financial markets including, without limitation, as a result of credit quality deterioration, pronounced and sustained reductions in real estate market values, employment levels, labor shortages, a potential recession or slowed economic growth; effects on the U.S. economy resulting from the threat or implementation of, or changes to existing, policies and executive orders, including tariffs, immigration policy, regulatory and other governmental agencies, foreign policy, and tax regulations; changes in the interest rate environment which could adversely affect our revenues and expenses, the value of assets and obligations, and the availability and cost of capital and liquidity; the level and impact of inflation and the current and future monetary policies of the Board of Governors of the Federal Reserve System in response thereto; legislative or regulatory changes that adversely affect our business, including changes in banking, securities, and tax law, in regulatory policies and principles, or the interpretation and prioritization of such rules and regulations; credit and interest rate risks associated with our business, customers, borrowings, repayment, investment, and deposit practices; fluctuations in deposits and deposit concentrations; liquidity issues, including our ability to borrow funds or raise additional capital, if necessary; fluctuations in the value of our investment securities; credit risks and risks from concentrations (by type of geographic area, collateral and industry) within our loan portfolio; disruptions, security breaches, insider fraud, cybersecurity incidents or other adverse events, failures or interruptions in, or attacks on, our information technology systems or on the third-party vendors who perform our critical processing functions for our business, including sophisticated attacks using artificial intelligence and similar tools; rapid technological change in the financial services industry; increased competition in the financial services industry from non-banks such as credit unions and financial technology companies, including digital asset service providers; our ability to adapt successfully to technological changes to compete effectively in the marketplace, including as a result of competition from other commercial banks, mortgage banking firms, credit unions, securities brokerage firms, insurance companies, and financial technology companies; effects of critical accounting policies and judgments, including the use of estimates in determining the fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation; the commencement, costs, effects and outcome of litigation and other legal proceedings and regulatory actions against us or to which we may become subject; loss of, or inability to attract, key personnel; the effects of climate change, severe weather events, natural disasters, pandemics, epidemics and other public health crises, acts of war or terrorism, and other external events on our business and the businesses of our clients; the impact of bank failures or adverse developments at other banks and related negative publicity about the banking industry in general on investor and depositor sentiment regarding the stability and liquidity of banks; our success at managing and responding to the risks involved in the foregoing items; and other factors described in our latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”) which are available on our website at www.hf-wa.com and on the SEC's website at www.sec.gov. We caution readers not to place undue reliance on any forward-looking statements. Moreover, any of the forward-looking statements that we make in this press release or the documents we file with or furnish to the SEC are based only on information then actually known to us and upon management's beliefs and assumptions at the time they are made which may turn out to be wrong because of inaccurate assumptions we might make, because of the factors described above or because of other factors that we cannot foresee. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(Dollars in thousands, except shares)

	March 31, 2025	December 31, 2024
Assets
Cash on hand and in banks	$89,072	$58,821
Interest earning deposits	159,588	58,279
Cash and cash equivalents	248,660	117,100
Investment securities available for sale, at fair value (amortized cost of $772,086 and $835,592, respectively)	716,342	764,394
Investment securities held to maturity, at amortized cost (fair value of $632,648 and $623,452, respectively)	697,561	703,285
Total investment securities	1,413,903	1,467,679
Loans receivable	4,764,848	4,802,123
Allowance for credit losses on loans	(52,160)	(52,468)
Loans receivable, net	4,712,688	4,749,655
Premises and equipment, net	71,079	71,580
Federal Home Loan Bank stock, at cost	16,160	21,538
Bank owned life insurance	112,656	111,699
Accrued interest receivable	19,651	19,483
Prepaid expenses and other assets	291,276	303,452
Other intangible assets, net	2,850	3,153
Goodwill	240,939	240,939
Total assets	$7,129,862	$7,106,278

Liabilities and Stockholders' Equity
Non-interest bearing deposits	1,621,890	1,654,955
Interest bearing deposits	4,223,445	4,029,658
Total deposits	5,845,335	5,684,613
Borrowings	264,400	383,000
Junior subordinated debentures	22,131	22,058
Accrued expenses and other liabilities	116,481	153,080
Total liabilities	6,248,347	6,242,751

Common stock	532,124	531,674
Retained earnings	392,737	387,097
Accumulated other comprehensive loss, net	(43,346)	(55,244)
Total stockholders' equity	881,515	863,527
Total liabilities and stockholders' equity	$7,129,862	$7,106,278

Shares outstanding	34,105,516	33,990,827

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands, except per share amounts)

	Quarter Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Interest Income
Interest and fees on loans	$64,436	$64,864	$57,862
Taxable interest on investment securities	11,739	12,510	14,834
Nontaxable interest on investment securities	139	146	181
Interest on interest earning deposits	1,052	1,440	1,476
Total interest income	77,366	78,960	74,353
Interest Expense
Deposits	19,489	19,972	16,388
Junior subordinated debentures	471	512	547
Borrowings	3,716	4,713	5,888
Total interest expense	23,676	25,197	22,823
Net interest income	53,690	53,763	51,530
Provision for credit losses	51	1,183	1,392
Net interest income after provision for credit losses	53,639	52,580	50,138
Noninterest Income
Service charges and other fees	2,975	2,892	2,788
Card revenue	1,733	1,849	1,839
Loss on sale of investment securities, net	(3,887)	(3,903)	(9,973)
Gain on sale of loans, net	—	—	26
Interest rate swap fees	—	357	—
Bank owned life insurance income	918	256	920
Gain on sale of other assets, net	3	23	—
Other income	2,161	1,816	1,500
Total noninterest income (loss)	3,903	3,290	(2,900)
Noninterest Expense
Compensation and employee benefits	25,799	24,236	25,476
Occupancy and equipment	4,926	4,742	4,932
Data processing	3,897	4,020	3,331
Marketing	335	405	211
Professional services	734	663	567
State/municipal business and use taxes	1,220	1,180	1,300
Federal deposit insurance premium	812	829	795
Amortization of intangible assets	303	399	421
Other expense	3,357	3,066	3,337
Total noninterest expense	41,383	39,540	40,370
Income before income taxes	16,159	16,330	6,868
Income tax expense	2,248	4,402	1,120
Net income	$13,911	$11,928	$5,748

Basic earnings per share	$0.41	$0.35	$0.17
Diluted earnings per share	$0.40	$0.34	$0.16
Dividends declared per share	$0.24	$0.23	$0.23
Average shares outstanding - basic	34,012,490	34,109,339	34,825,471
Average shares outstanding - diluted	34,506,238	34,553,139	35,227,138

HERITAGE FINANCIAL CORPORATION
FINANCIAL STATISTICS (Unaudited)
(Dollars in thousands)
Nonperforming Assets and Credit Quality Metrics:

	Quarter Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Allowance for Credit Losses on Loans:
Balance, beginning of period	$52,468	$51,391	$47,999
(Reversal of) provision for credit losses on loans	(9)	1,104	1,704
Charge-offs:
Commercial business	(222)	(4)	(77)
Consumer	(154)	(92)	(123)
Total charge-offs	(376)	(96)	(200)
Recoveries:
Commercial business	26	48	217
Consumer	51	21	16
Total recoveries	77	69	233
Net (charge-offs) recoveries	(299)	(27)	33
Balance, end of period	$52,160	$52,468	$49,736
Net charge-offs on loans to average loans receivable (1)	0.03%	—%	—%
(1) Annualized.

	March 31, 2025	December 31, 2024
Nonperforming Assets:
Nonaccrual loans:
Commercial business	$3,455	$3,919
Residential real estate	832	—
Consumer	151	160
Total nonaccrual loans	4,438	4,079
Accruing loans past due 90 days or more	—	1,195
Total nonperforming loans	4,438	5,274
Other real estate owned	—	—
Nonperforming assets	$4,438	$5,274

ACL on loans to:
Loans receivable	1.09%	1.09%
Nonaccrual loans	1,175.30	1,286.30
Nonaccrual loans to loans receivable	0.09	0.08
Nonperforming loans to loans receivable	0.09	0.11
Nonperforming assets to total assets	0.06	0.07

HERITAGE FINANCIAL CORPORATION
QUARTERLY FINANCIAL STATISTICS (Unaudited)
(Dollars in thousands, except per share amounts)

	Quarter Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Earnings:
Net interest income	$53,690	$53,763	$52,958	$51,113	$51,530
Provision for credit losses	51	1,183	2,439	1,268	1,392
Noninterest income (loss)	3,903	3,290	1,837	5,246	(2,900)
Noninterest expense	41,383	39,540	39,290	39,096	40,370
Net income	13,911	11,928	11,423	14,159	5,748
Basic earnings per share	$0.41	$0.35	$0.33	$0.41	$0.17
Diluted earnings per share	$0.40	$0.34	$0.33	$0.41	$0.16
Average Balances:
Loans receivable (2)	$4,793,917	$4,717,748	$4,606,856	$4,466,499	$4,352,130
Total investment securities	1,443,662	1,530,348	1,622,011	1,704,607	1,832,011
Total interest earning assets	6,333,697	6,367,371	6,379,251	6,292,645	6,292,874
Total assets	7,103,227	7,149,294	7,182,921	7,106,791	7,092,452
Total interest bearing deposits	4,112,343	4,011,793	3,997,496	3,916,977	3,868,890
Total noninterest demand deposits	1,631,268	1,703,357	1,677,984	1,638,262	1,657,132
Stockholders' equity	866,629	868,308	857,799	843,438	846,947
Financial Ratios:
Return on average assets (3)	0.79%	0.66%	0.63%	0.80%	0.33%
Return on average common equity (3)	6.51	5.46	5.30	6.75	2.73
Return on average tangible common equity (1)(3)	9.22	7.81	7.62	9.74	4.07
Adjusted return on average tangible common equity (1)(3)	11.21	11.59	10.42	10.74	9.34
Efficiency ratio	71.9	69.3	71.7	69.4	83.0
Adjusted efficiency ratio (1)	67.3	64.4	65.2	67.1	68.9
Noninterest expense to average total assets (3)	2.36	2.20	2.18	2.21	2.29
Net interest spread (3)	2.79	2.66	2.59	2.58	2.66
Net interest margin (3)	3.44	3.36	3.30	3.27	3.29
(1) Represents a non-GAAP financial measure. See “Non-GAAP Financial Measures” section for a reconciliation to the comparable GAAP financial measure.
(2) Average loans receivable includes loans held for sale.
(3) Annualized.

HERITAGE FINANCIAL CORPORATION
QUARTERLY FINANCIAL STATISTICS (Unaudited)
(Dollars in thousands, except per share amounts)

	As of or for the Quarter Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Select Balance Sheet:
Total assets	$7,129,862	$7,106,278	$7,153,363	$7,059,857	$7,091,283
Loans receivable	4,764,848	4,802,123	4,679,479	4,532,615	4,428,165
Total investment securities	1,413,903	1,467,679	1,572,179	1,658,590	1,730,516
Total deposits	5,845,335	5,684,613	5,708,492	5,515,652	5,532,327
Noninterest demand deposits	1,621,890	1,654,955	1,682,219	1,599,367	1,637,111
Stockholders' equity	881,515	863,527	874,514	850,507	847,580
Financial Measures:
Book value per share	$25.85	$25.40	$25.61	$24.66	$24.43
Tangible book value per share (1)	18.70	18.22	18.45	17.56	17.36
Stockholders' equity to total assets	12.4%	12.2%	12.2%	12.0%	12.0%
Tangible common equity to tangible assets (1)	9.3	9.0	9.1	8.9	8.8
Loans to deposits ratio	81.5	84.5	82.0	82.2	80.0
Regulatory Capital Ratios:(2)
Common equity tier 1 capital ratio	12.2%	12.0%	12.3%	12.6%	12.6%
Leverage ratio	10.2	10.0	9.9	10.1	10.0
Tier 1 capital ratio	12.6	12.4	12.7	13.0	13.0
Total capital ratio	13.6	13.3	13.6	13.9	13.9
Credit Quality Metrics:
ACL on loans to:
Loans receivable	1.09%	1.09%	1.10%	1.13%	1.12%
Nonaccrual loans	1,175.3	1,286.3	1,194.9	1,338.7	1,037.9
Nonaccrual loans to loans receivable	0.09	0.08	0.09	0.08	0.11
Nonperforming loans to loans receivable	0.09	0.11	0.21	0.18	0.17
Nonperforming assets to total assets	0.06	0.07	0.13	0.12	0.10
Net charge-offs (recoveries) on loans to average loans receivable (3)	0.03	0.00	0.22	0.00	0.00
Criticized Loans by Credit Quality Rating:
Special mention	$113,704	$110,725	$99,078	$93,694	$102,232
Substandard	64,387	68,318	71,977	82,496	70,183
Other Metrics:
Number of branches	50	50	50	50	50
Deposits per branch	$116,907	$113,692	$114,170	$110,313	$110,647
Average number of full-time equivalent employees	757	751	749	748	765
Average assets per full-time equivalent employee	9,383	9,520	9,590	9,501	9,271
(1) See Non-GAAP Financial Measures section herein.
(2) Current quarter ratios are estimates pending completion and filing of the Company’s regulatory reports.
(3) Annualized.

HERITAGE FINANCIAL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share amounts)

This earnings release contains certain financial measures not presented in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") in addition to financial measures presented in accordance with GAAP. The Company has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in the Company’s capital, performance and asset quality reflected in the current quarter and comparable period results and to facilitate comparison of its performance with the performance of its peers. These non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for financial measures presented in accordance with GAAP. These non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of the non-GAAP financial measures used in this earnings release to the comparable GAAP financial measures are presented below.
The Company considers the tangible common equity to tangible assets ratio and tangible book value per share to be useful measurements of the adequacy of the Company’s capital levels.

	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Tangible Common Equity to Tangible Assets and Tangible Book Value Per Share:
Total stockholders' equity (GAAP)	$881,515	$863,527	$874,514	$850,507	$847,580
Exclude intangible assets	(243,789)	(244,092)	(244,491)	(244,890)	(245,311)
Tangible common equity (non-GAAP)	$637,726	$619,435	$630,023	$605,617	$602,269

Total assets (GAAP)	$7,129,862	$7,106,278	$7,153,363	$7,059,857	$7,091,283
Exclude intangible assets	(243,789)	(244,092)	(244,491)	(244,890)	(245,311)
Tangible assets (non-GAAP)	$6,886,073	$6,862,186	$6,908,872	$6,814,967	$6,845,972

Stockholders' equity to total assets (GAAP)	12.4%	12.2%	12.2%	12.0%	12.0%
Tangible common equity to tangible assets (non-GAAP)	9.3%	9.0%	9.1%	8.9%	8.8%

Shares outstanding	34,105,516	33,990,827	34,153,539	34,496,197	34,689,843

Book value per share (GAAP)	$25.85	$25.40	$25.61	$24.66	$24.43
Tangible book value per share (non-GAAP)	$18.70	$18.22	$18.45	$17.56	$17.36

HERITAGE FINANCIAL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share amounts)
The Company considers the return on average tangible common equity ratio to be a useful measurement of the Company’s ability to generate returns for its common shareholders. By removing the impact of intangible assets and their related amortization and tax effects, the performance of the Company's ongoing business operations can be evaluated. The Company believes that presenting an adjusted return on tangible common equity ratio provides useful and comparative information to assess trends in the Company's core operations reflected in the current quarter’s results and facilitate the comparison of our performance with the performance of our peers.

	Quarter Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Return on Average Tangible Common Equity, annualized:
Net income (GAAP)	$13,911	$11,928	$11,423	$14,159	$5,748
Add amortization of intangible assets	303	399	399	421	421
Exclude tax effect of adjustment	(64)	(84)	(84)	(88)	(88)
Tangible net income (non-GAAP)	$14,150	$12,243	$11,738	$14,492	$6,081

Tangible net income (non-GAAP)	$14,150	$12,243	$11,738	$14,492	$6,081
Exclude loss on sale of investment securities, net	3,887	3,903	6,945	1,921	9,973
Exclude gain on sale of premises and equipment	(3)	(23)	(1,480)	(49)	—
Exclude tax effect of adjustment	(816)	(815)	(1,148)	(393)	(2,094)
Exclude BOLI restructuring costs included in BOLI Income	—	508	—	—	—
Exclude tax expense related to BOLI restructuring	—	2,371	—	—	—
Adjusted tangible net income (non-GAAP)	$17,218	$18,187	$16,055	$15,971	$13,960

Average stockholders' equity (GAAP)	$866,629	$868,308	$857,799	$843,438	$846,947
Exclude average intangible assets	(243,945)	(244,302)	(244,706)	(245,106)	(245,536)
Average tangible common stockholders' equity (non-GAAP)	$622,684	$624,006	$613,093	$598,332	$601,411

Return on average common equity, annualized (GAAP)	6.51%	5.46%	5.30%	6.75%	2.73%
Return on average tangible common equity, annualized (non-GAAP)	9.22%	7.81%	7.62%	9.74%	4.07%
Adjusted return on average tangible common equity, annualized (non-GAAP)	11.21%	11.59%	10.42%	10.74%	9.34%

HERITAGE FINANCIAL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share amounts)

The Company believes that presenting an adjusted efficiency ratio provides useful and comparative information to assess trends in the Company's core operations reflected in the current quarter’s results and facilitate the comparison of our performance with the performance of our peers.

	Quarter Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Adjusted Efficiency Ratio :
Total noninterest expense (GAAP)	$41,383	$39,540	$39,290	$39,096	$40,370
Net interest income (GAAP)	$53,690	$53,763	$52,958	$51,113	$51,530

Total noninterest income (GAAP)	$3,903	$3,290	$1,837	$5,246	$(2,900)
Exclude loss on sale of investment securities, net	3,887	3,903	6,945	1,921	9,973
Exclude gain on sale of premises and equipment	(3)	(23)	(1,480)	(49)	—
Exclude BOLI restructuring costs included in BOLI Income	—	508	—	—	—
Adjusted total noninterest income (non-GAAP)	$7,787	$7,678	$7,302	$7,118	$7,073

Efficiency ratio (GAAP)	71.9%	69.3%	71.7%	69.4%	83.0%
Adjusted efficiency ratio (non-GAAP)	67.3%	64.4%	65.2%	67.1%	68.9%